Exhibit 10.1

LETTER OF INTENT

Parties:
AM Oil Resources & Technology Inc., a Nevada corporation ("AM Oil"), and Great Union Corporation, a Hong Kong corporation ("Great Union"), wish to enter into this letter of intent (the "LOI") which will provide for the basic structure of a share exchange and reverse merger between the parties (the "Share Exchange").

It is the intention of the parties to enter into a long form agreement governing the Share Exchange by October 30, 2009.

Structure:
The parties shall complete the Share Exchange in accordance with the terms of this LOI as applicable to the respective companies.

Great Union shall complete a foreign ownership structure pursuant to which beneficial ownership of Great Union's medical care technologies and software, shall be held by a company incorporated in the State of Nevada (the "Nevada Company"). AM Oil will then complete the Share Exchange with the Nevada Company and acquire beneficial ownership of 100% of Great Union's medical care technologies and software.

Consideration:
Pursuant to the Share Exchange, all outstanding common shares of the Nevada Company shall be exchanged for common shares of AM Oil so that at the closing of the Share Exchange (the "Share Exchange Closing") the shareholders of the Nevada Company shall hold 38,400,000 post-split common shares of AM Oil.

All related party debts owed by AM Oil shall be paid or cancelled prior to the Share Exchange Closing.

Conditions Precedent:
Prior to the Share Exchange Closing:
• AM Oil shall change its name to Medical Care Technologies Inc. or another name acceptable to both parties.
• The Nevada Company shall obtain approval for the Share Exchange from each of its shareholders and its board of directors.
• AM Oil shall obtain all required approvals for the Share Exchange from its shareholders and board of directors.
• The Nevada Company shall have provided AM Oil with audited financial statements for such periods as required by the Securities and Exchange Commission.
• Both parties will have conducted due diligence on each other and the results of such due diligence will be satisfactory to both parties.

Details of Closing:
Upon the Share Exchange Closing:
• Shareholders of the Nevada Company shall be issued 38,400,000 shares of the common stock of AM Oil in exchange for all of the issued and outstanding common shares of the Nevada Company's stock.
• Patricia Traczykowski shall resign as a director of AM Oil and persons nominated by the Great Union shall be appointed in her place;
• Patricia Traczykowski shall resign from all officer positions with AM Oil and Great Union shall appoint individuals to fill all officer vacancies.
• Patricia Traczykowski, AM Oil's director and officer, shall cancel 57,300,000 post-split common shares of AM Oil held by her.
· The Nevada Company shall become a fully owned subsidiary of AM Oil.

Termination Events:
The Share Exchange agreement entered into on the basis of this LOI will have provisions for termination, and the rescission of any actions undertaken in order to fulfill the obligations of this LOI or a subsequent agreement, upon the occurrence of any one of the following events:
• By mutual consent and such consent will not be unreasonably withheld; or
• By either party if either party is not satisfied with the results of due diligence undertaken in good faith.

Independent Legal Advice:
Each party acknowledges that it has had the opportunity to obtain its own independent legal and tax advice with respect to the terms of this LOI prior to execution of this LOI and further acknowledges that it fully understands this LOI. AM Oil acknowledges that counsel for Great Union does not represent the interests of AM Oil or its shareholders.

Representations and Warranties Of AM Oil:	AM Oil represents and warrants to Great Union that:

1.
AM Oil is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. AM Oil is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which AM Oil owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of AM Oil taken as a whole.

2.
To the best knowledge of AM Oil, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting AM Oil or which involves any of the business, or the properties or assets of AM Oil that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of AM Oil taken as a whole (a "AM Oil Material Adverse Effect"). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a AM Oil Material Adverse Effect.

3.
AM Oil has all requisite corporate power and authority to execute and deliver this LOI and any other document contemplated by this LOI (collectively, the "AM Oil Documents") to be signed by AM Oil and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the AM Oil Documents by AM Oil and the consummation by AM Oil of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of AM Oil is necessary to authorize such documents or to consummate the transactions contemplated hereby. This LOI has been, and the other AM Oil Documents when executed and delivered by AM Oil as contemplated by this LOI will be, duly executed and delivered by AM Oil and this LOI is, and the other AM Oil Documents when executed and delivered by AM Oil, as contemplated hereby will be, valid and non-binding obligations of AM Oil enforceable in accordance with their respective terms, except:

a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally;
b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
c)	as limited by public policy.

4.
The AM Oil common shares to be issued upon the Share Exchange Closing will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this LOI, will be duly and validly issued, fully paid and non-assessable.

5.
No representation or warranty by AM Oil in this LOI nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Great Union pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

6.
AM Oil currently has no more than 98,900,000 shares of common stock outstanding and no outstanding derivative securities and no issued or outstanding preferred shares. AM Oil shall have no more than 80,000,000 post split shares of common stock issued and outstanding immediately prior to the Share Exchange Closing.

7.	Compliance

a)
To the best knowledge of AM Oil, AM Oil is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of AM Oil;

b)
To the best knowledge of AM Oil, AM Oil is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a AM Oil Material Adverse Effect;

c)
AM Oil has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this LOI. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of AM Oil, threatened, and none of them will be adversely affected by the consummation of the Share Exchange; and

d)
AM Oil has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. AM Oil has not received any notice of any violation thereof, nor is AM Oil aware of any valid basis therefore.

Representations and Warranties of Great Union:	Great Union represents and warrants to AM Oil that:

1.
Great Union is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Great Union is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Great Union owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Great Union taken as a whole.

2.
To the best knowledge of Great Union, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Great Union or which involves any of the business, or the properties or assets of Great Union that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Great Union taken as a whole (an "Great Union Material Adverse Effect"). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Great Union Material Adverse Effect.

3.
Great Union has all requisite corporate power and authority to execute and deliver this LOI and any other document contemplated by this LOI (collectively, the "Great Union Documents") to be signed by Great Union and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Great Union Documents by Great Union and the consummation by Great Union of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Great Union is necessary to authorize such documents or to consummate the transactions contemplated hereby. This LOI has been, and the other Great Union Documents when executed and delivered by Great Union as contemplated by this LOI will be, duly executed and delivered by Great Union and this LOI is, and the other Great Union Documents when executed and delivered by Great Union, as contemplated hereby will be, valid and binding obligations of Great Union enforceable in accordance with their respective terms, except:

a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally;
b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
c)	as limited by public policy.

4.
No representation or warranty by Great Union in this LOI nor any certificate, schedule, statement, document or instrument furnished or to be furnished to AM Oil pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.
Neither the execution, delivery and performance of this LOI, nor the consummation of the Share Exchange, will conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Great Union or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Great Union or any of its subsidiaries, or any of their respective material property or assets.

6.
Great Union acknowledges that any AM Oil securities issued in this Share Exchange will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with all applicable securities laws.

7.	Compliance

a)
To the best knowledge of Great Union, Great Union is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Great Union;

b)
To the best knowledge of Great Union, Great Union is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Great Union Material Adverse Effect;

c)
Great Union has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this LOI. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Great Union, threatened, and none of them will be adversely affected by the consummation of the Share Exchange; and

d)
Great Union has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Great Union has not received any notice of any violation thereof, nor is Great Union aware of any valid basis therefore.

Mutual Covenants: 1.

The representations and warranties of both parties set forth in this LOI will be true, correct and complete in all respects as of the Share Exchange Closing, as though made on and as of the Share Exchange Closing.

2.
All information regarding the business of Great Union including, without limitation, financial information that Great Union provides to AM Oil during AM Oil's due diligence investigation of Great Union will be kept in strict confidence by AM Oil and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by AM Oil or disclosed to any third party (other than AM Oil's professional accounting and legal advisors) without the prior written consent of Great Union. If the Share Exchange contemplated by this LOI does not proceed for any reason, then upon receipt of a written request from Great Union, AM Oil will immediately return to Great Union (or as directed by Great Union) any information received regarding Great Union' business. Likewise, all information regarding the business of AM Oil including, without limitation, financial information that AM Oil provides to Great Union during its due diligence investigation of AM Oil will be kept in strict confidence by Great Union and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Great Union or disclosed to any third party (other than Great Union' professional accounting and legal advisors) without AM Oil's prior written consent. If the Share Exchange contemplated by this LOI does not proceed for any reason, then upon receipt of a written request from AM Oil, Great Union will immediately return to AM Oil (or as directed by AM Oil) any information received regarding AM Oil's business.

3.
Between the date of this LOI and the Share Exchange Closing, each of the parties to this LOI will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this LOI, if it becomes aware of the occurrence after the date of this LOI of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this LOI or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

Jurisdiction	The parties agree to attorn to the non-exclusive jurisdiction of the State of Nevada regarding this LOI.

Accepted on: October 06, 2009

AM Oil Resources & Technology Inc.	Great Union Corporation.

Per: /s/Patricia Traczykowski	Per: /s/ John So
Patricia Traczykowski, CEO	John So, President